                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



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                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported) November 13, 2001

                                LIGHTBRIDGE, INC.
               (Exact Name of Registrant as Specified in Charter)


               DELAWARE                                000-21319                             04-3065140
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       (State or Other Jurisdic-                      (Commission                           (IRS Employer
        tion of Incorporation)                        File Number)                        Identification No.)
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            67 SOUTH BEDFORD STREET, BURLINGTON, MASSACHUSETTS 01803
               (Address of Principal Executive Offices) (Zip Code)


        Registrant's telephone number, including area code (781) 359-4000


                                 NOT APPLICABLE
          (Former Name or Former Address, if Changed Since Last Report)


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ITEM 5.  OTHER EVENTS.

         On November 13, 2001, Lightbridge, Inc., a Delaware corporation
("Lightbridge" or the "Company"), announced that it is streamlining operations and consolidating research and development activities to three locations. These actions will reduce the Company's employees by about 8 percent, or approximately
100 employees. As a result, Lightbridge expects that the actions will result in net annualized cost savings in the range of $6 to $8 million and a restructuring charge to net income of $4 to $5 million in the quarter ending December 31, 2001.

         A copy of the press release issued by Lightbridge on November 13, 2001, which commented on the actions described above, is included as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (c)      Exhibits.

         99.1 Press Release dated November 13, 2001, entitled "Lightbridge to Streamline Operations and Consolidate Research and
                  Development Activities to Three Locations"

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         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                LIGHTBRIDGE, INC.


                                BY: /s/ HARLAN PLUMLEY
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                                    HARLAN PLUMLEY
                                    VICE PRESIDENT, FINANCE AND ADMINISTRATION,
                                    CHIEF FINANCIAL OFFICER AND TREASURER

November 16, 2001